For Immediate Release

Contacts:

Joe Stapley	Sharon Kraun
EAU Technologies	Cohn, Overstreet & Parrish
678.384.3716	404.961.2242

EAU Technologies Refines Strategic Focus: Announces Divestiture of Bottled Water, Consumer Division

ATLANTA, Ga. (Nov. 21, 2007) - EAU Technologies, Inc. (“EAU” or “Company”) (EAUI:OTCBB), a provider of electrolyzed oxidative water promoting “Green Technology” for high volume applications including food processing, agriculture, dairy and environmental remediation, today announced that it has completed the sale of its consumer Perfect Empowered Water division to a new entity, Perfect Water & Essentials LLC (PWE) for total consideration of $2.5 million and extended royalties on future product sales. PWE will immediately assume operations of the division, located in Lindon, Utah.

“The divesture of our consumer products division is a key component in the strategy we have adopted to focus on driving core technologies within the high volume business to business marketplace,” said Wade Bradley, President and CEO of EAU Technologies. “The technology licensing aspect of this agreement also fits perfectly with our strategy to expand the use of high volume electrolyzed water solutions through strong vertical industry partners such as PWE. This reinforces our strategic vision and strengthens our positioning. It is a win-win for all parties.”

“We are pleased to have the closing behind us and look forward to the opportunities before us,” said Greg Mortensen, CEO of PWE. “The management team of Perfect Water and Essentials have extensive backgrounds in the beverage and consumer marketplace, and we are confident that the market is ready for the unique benefits of our Perfect Essentials products.”

Additional information about the sale can be found in the Company’s Form 8-K to be filed on this date.

About EAU:

EAU Technologies, Inc. (EAU) is a supplier of Electrolyzed Oxidative Water Technology (EOW Technology marketed as Empowered Water™) and other complementary technologies with applications in diverse industries. EAU's water-based and non-toxic (at application concentration, the solutions are non-toxic to humans and live animals). EOW Technology may replace many of the traditional methods now used to clean, disinfect and nourish in large industries such as agriculture and food processing. EAU has solutions for existing bacteria, virus and mold proliferation threats. EAU continues to add innovative and efficacious products that offer a systemic approach to pathogen elimination in food processing plants and related industries, thereby producing safer foods while protecting the environment through ``Green Technology.'' EAU uses terms like “green”, “natural”, “non-toxic” and “organic” based on our NAMSA studies that show no toxicity or cytotoxicity at levels as high as 70 ppm of HOCl. EAU uses only water, food grade electrolytes and electricity to create all of its solutions. The active ingredients in the solutions EAU creates through electrolysis are GRAS (generally regarded as safe) approved. Please visit our website and sign up to be emailed our press releases and public announcements. www.eau-x.com

``Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may include without limitation, our expectations about the growth and the potential for the company, and Mr. Bradley’s abilities to lead the company in that growth. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk associated with successfully developing our business in evolving markets, our need for additional capital, our continuing operating losses, the ability of our management to conduct distribution activities and sell products, possible failure to successfully develop new products, vulnerability to competitors due to lack of patents on our products, and other risk factors listed in our annual report on Form 10-KSB for the year ended December 31, 2005 and our other SEC reports. . Forward-looking statements may be identified by terms such as ``may,'' ``will,'' ``should,'' ``could,'' ``expects,'' ``plans,'' ``intends,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``forecasts,'' ``potential,'' or ``continue,'' or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.

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